Exhibit 99.1

Black Diamond Reports First Quarter 2016 Results

SALT LAKE CITY, Utah – May 2, 2016 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company”), a global leader of innovative active outdoor performance equipment and apparel, under the brand name Black Diamond®, reported financial results for the first quarter ended March 31, 2016.

Reported results are from continuing operations, excluding the results of POC Sweden AB and POC USA, LLC for all periods presented.

First Quarter 2016 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $38.2 million, down 9% (down 4% in constant currency).
•	Gross margin of 28.7%, down 670 basis points (down 290 basis points in constant currency).
•	Selling, general and administrative expenses down 6% to $14.2 million.
•	Adjusted net loss before non-cash items was $2.2 million or $(0.07) per diluted share, compared to adjusted net income of $0.1 million or $0.00 per diluted share.
•	Adjusted EBITDA of $(2.4) million compared to $1.2 million.
•	Repurchased 360,221 shares of the Company’s outstanding common stock for an average price of approximately $4.21 per share.

First Quarter 2016 Financial Results

Sales in the first quarter of 2016 decreased 9% to $38.2 million compared to $41.9 million in the same year-ago quarter. The decrease was primarily driven by the weakening of foreign currencies against the U.S. dollar and a decrease in ski product sold in Europe due to poor winter conditions. Excluding the impact of foreign exchange, sales were down 4%.

Gross margin in the first quarter of 2016 was 28.7% compared to 35.4% in the year-ago quarter. The decrease was primarily due to a 380 basis point headwind from foreign currency, the ramp of its recently repatriated manufacturing activities from Asia to the U.S., which the Company estimates had a 270 basis point impact, and a 90 basis point impact from the write-off of inventory shipped to certain North American accounts during the first quarter of 2016 that filed for bankruptcy reorganization in April 2016. Excluding the impact of foreign exchange, gross margin was 32.5%.

Selling, general and administrative expenses in the first quarter of 2016 decreased 6% to $14.2 million compared to $15.1 million in the year-ago quarter. The decline was due to the Company’s realization of savings from its restructuring plan implemented during 2015 to realign resources within the organization, partially offset by certain transition costs that did not qualify as restructuring charges.

Net loss from continuing operations in the first quarter of 2016 was $4.0 million or $(0.13) per diluted share, compared to a loss of $1.7 million or $(0.05) per diluted share in the year-ago quarter. Net loss from continuing operations in the first quarter of 2016 included $1.2 million of non-cash items, $0.5 million in restructuring costs and $0.1 million in transaction costs.

Adjusted net loss from continuing operations, which excludes these non-cash items as well as restructuring and transaction costs, was $2.2 million or $(0.07) per diluted share in the first quarter of 2016, compared to adjusted net income from continuing operations before non-cash items of $0.1 million or $0.00 per diluted share in the first quarter of 2015.

Adjusted EBITDA was $(2.4) million compared to $1.2 million in the first quarter of 2015, primarily driven by the aforementioned reduction in sales and gross margin.

At March 31, 2016, cash and available-for-sale marketable securities totaled $96.2 million compared to $98.2 million at December 31, 2015. Total debt was $20.6 million compared to $20.1 million at December 31, 2015. Stockholders’ equity was $170.6 million or approximately $5.53 per share based on 30.8 million shares of common stock outstanding as of March 31, 2016.

During the first quarter, the Company repurchased 360,221 shares of its common stock for a total cost of approximately $1.5 million or $4.21 per share.

Management Commentary

“During the first quarter, sales in our North American business remained strong, particularly in our core climb and mountain categories,” said Mark Ritchie, Black Diamond Equipment’s brand president. “On a consolidated basis, however, we continue to confront foreign exchange challenges, particularly with the Euro, which impacted both revenue and gross margin in the quarter by 510 basis points and 380 basis points, respectively.

“In addition, the manufacturing operations that we repatriated from China back to Salt Lake City are currently operating at higher costs comparatively and impacting our gross margin while these activities ramp. In the long run, we believe the strategic relocation of these activities will result in higher currency-neutral gross margin, lower overhead and reduced response time to our customers as we progress through 2016. Excluding the impacts of foreign exchange, gross margin in the first quarter would have been approximately 32.5%.

“We continued to make steady progress on our reformation initiatives during the first quarter, including the transition of Black Diamond Europe from Basel, Switzerland to the more affordable Euro-based economy of Innsbruck, Austria. This new headquarters and its surroundings is also an attractive recruiting tool for our employees who will have immediate access to the mountains in the summer and winter. We expect to be fully operational in Innsbruck by June 30th. We also believe we remain well positioned to redeploy our nearly $100 million in cash and marketable securities into diversifying assets potentially outside of outdoor equipment—a strategy we expect will maximize shareholder value.”

2016 Outlook

Black Diamond reaffirms its fiscal year 2016 sales expectation of approximately $145-$150 million compared to $155.3 million in 2015. On a constant currency basis, the Company expects sales of approximately $155-$160 million, or flat to up 3% compared to 2015. The Company also maintains its expectation for gross margin in fiscal 2016 to be approximately 32.5%-33.5% compared to 34.9% in 2015. On a constant currency basis, the Company expects gross margin of approximately 35.8%-36.8%, an increase of 90-190 basis points compared to 2015.

Redeployment and Diversification Strategy

On November 9, 2015, Black Diamond announced that it has engaged Rothschild Inc. as a financial advisor to assist the Company in redeploying its significant cash balances. The Company expects to invest in high-quality, durable, cash flow-producing assets potentially unrelated to the outdoor industry in order to diversify its business and potentially monetize its substantial net operating losses. Black Diamond intends to focus its search primarily in the United States, while also evaluating international investment opportunities should it find such opportunities attractive.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $166 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Code. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2016 results.

Date: Monday, May 2, 2016

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-800-946-0782

International dial-in number: 1-719-325-2436

Conference ID: 7441956

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=119192 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 16, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 7441956

About Black Diamond, Inc.

Black Diamond, Inc., through its ownership of Black Diamond Equipment, is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing and a wide range of other year-round outdoor recreation activities. Our principal brands, Black Diamond® and PIEPS™, are iconic in the active outdoor and ski industries, and linked intrinsically with the modern history of these sports. Black Diamond Equipment is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, our products are created and tested on some of the best alpine peaks, slopes, crags, and trails in the world. These close connections to the Black Diamond Equipment lifestyle enhance the authenticity of our brands, inspire product innovation and strengthen customer loyalty. Black Diamond Equipment's products are sold in approximately 50 countries around the world. For additional information, please visit our corporate website at www.blackdiamond-inc.com, as well as www.blackdiamondequipment.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Aaron Kuehne

CFO

Tel 1-801-993-1364

aaron.kuehne@bdel.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash	$86,335	$88,401
Marketable securities	9,910	9,824
Accounts receivable, less allowance for doubtful accounts of $396 and $184, respectively	27,014	26,774
Inventories	46,186	51,496
Prepaid and other current assets	3,225	3,337
Income tax receivable	2,534	2,550
Total current assets	175,204	182,382

Property and equipment, net	10,842	10,790
Other intangible assets, net	10,786	10,934
Indefinite lived intangible assets	22,770	22,644
Other long-term assets	1,865	1,843
Total assets	$221,467	$228,593

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$19,412	$21,446
Current portion of long-term debt	110	-
Total current liabilities	19,522	21,446

Long-term debt, net	20,447	20,133
Deferred income taxes	8,861	8,969
Other long-term liabilities	2,069	2,042
Total liabilities	50,899	52,590

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,884 and 32,884 issued and 30,843 and 31,203 outstanding	3	3
Additional paid in capital	483,734	483,698
Accumulated deficit	(303,181)	(299,168)
Treasury stock, at cost	(8,838)	(7,320)
Accumulated other comprehensive loss	(1,150)	(1,210)
Total stockholders' equity	170,568	176,003
Total liabilities and stockholders' equity	$221,467	$228,593

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2016	March 31, 2015

Sales
Domestic sales	$19,617	$18,323
International sales	18,590	23,558
Total sales	38,207	41,881

Cost of goods sold	27,253	27,060
Gross profit	10,954	14,821

Operating expenses
Selling, general and administrative	14,229	15,085
Restructuring charge	462	468
Transaction costs	136	164

Total operating expenses	14,827	15,717

Operating loss	(3,873)	(896)

Other (expense) income
Interest expense, net	(714)	(686)
Other, net	436	(477)

Total other expense, net	(278)	(1,163)

Loss from continuing operations before income tax	(4,151)	(2,059)
Income tax benefit	(138)	(314)
Loss from continuing operations	(4,013)	(1,745)

Discontinued operations, net of tax	-	70

Net loss	$(4,013)	$(1,675)

Loss from continuing operations per share:
Basic	$(0.13)	$(0.05)
Diluted	(0.13)	(0.05)

Net loss per share:
Basic	$(0.13)	$(0.05)
Diluted	(0.13)	(0.05)

Weighted average shares outstanding:
Basic	30,899	32,704
Diluted	30,899	32,704

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH

ITEMS, ADJUSTED NET (LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	March 31, 2016	Share	March 31, 2015	Share

Net loss from continuing operations	$(4,013)	$(0.13)	$(1,745)	$(0.05)

Amortization of intangibles	269	0.01	331	0.01
Depreciation	618	0.02	779	0.02
Accretion of note discount	437	0.01	364	0.01
Stock-based compensation	36	0.00	371	0.01
Gain from removal of accumulated translation adjustment	(22)	(0.00)	-	-
Income tax benefit	(138)	(0.00)	(314)	(0.01)
Cash paid for income taxes	16	0.00	(249)	(0.01)

Net loss from continuing operations before non-cash items	$(2,797)	$(0.09)	$(463)	$(0.01)

Restructuring charge	462	0.01	468	0.01
Transaction costs	136	0.00	164	0.01
State cash taxes on adjustments	(26)	(0.00)	(27)	(0.00)
AMT cash taxes on adjustments	(11)	(0.00)	(12)	(0.00)

Adjusted net (loss) income from continuing operations before non-cash items	$(2,236)	$(0.07)	$130	$0.00

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	March 31, 2016	March 31, 2015

Net loss from continuing operations	$(4,013)	$(1,745)

Income tax benefit	(138)	(314)
Other, net	(436)	477
Interest expense, net	714	686

Operating loss	(3,873)	(896)

Depreciation	618	779
Amortization of intangibles	269	331

EBITDA	$(2,986)	$214

Restructuring charge	462	468
Transaction costs	136	164
Stock-based compensation	36	371

Adjusted EBITDA	$(2,352)	$1,217

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